Exhibit 10.19

INCREMENTAL AMENDMENT

(AMENDMENT NO. 3 TO CREDIT AGREEMENT)

INCREMENTAL AMENDMENT (this “Agreement”), dated as of January 23, 2020, among KNOWLTON DEVELOPMENT HOLDCO, INC., a corporation duly constituted under the laws of the Province of British Columbia (“Holdings”), KDC US HOLDINGS, INC., a Virginia corporation (the “US Borrower”), KNOWLTON DEVELOPMENT CORPORATION INC., a corporation duly amalgamated under the laws of the Province of British Columbia (the “Canadian Borrower” or “Borrower Representative” and, together with the US Borrower, each, a “Borrower” and collectively, the “Borrowers”), the subsidiaries of the Borrowers party hereto, UBS AG, Stamford Branch (“UBS”), as Incremental Term Loan Lender (in such capacity and collectively with each other financial institution from time to time holding Incremental Term Loans (as defined in Section 2 below), the “Incremental Term Loan Lenders” and each, an “Incremental Term Loan Lender”, UBS and Jefferies Finance LLC (“Jefferies”) acting in their capacities as the Incremental Lead Arrangers (the “Incremental Lead Arrangers” and each, an “Incremental Lead Arranger”), UBS and Jefferies, each as an Incremental Revolving Lender (in such capacity and collectively with each other financial institution from time to time holding Incremental Revolving Commitments (as defined in Section 2 below), the “Incremental Revolving Lenders” and each, an “Incremental Revolving Lender”), UBS and Jefferies acting in their capacities as Issuing Banks (collectively, the “Issuing Banks”), UBS acting in its capacity as Swingline Lender (the “Swingline Lender”), and UBS AG, Stamford Branch, as administrative agent and collateral agent for the Incremental Term Loan Lenders and the Incremental Revolving Lenders (in such capacities, the “Agent”), relating to the Credit Agreement, dated as of December 21, 2018 (as amended by that certain Incremental Amendment (Amendment No. 1 to Credit Agreement), dated as of August 22, 2019 and as amended by that certain Amendment No. 2 to Credit Agreement dated as of September 25, 2019, and as further amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among Holdings, the Borrowers, the Lenders and Issuing Banks from time to time party thereto, the Agent and the other parties from time to time party thereto.

RECITALS:

WHEREAS, pursuant to the Equity Purchase Agreement, dated as of December 12, 2019 (the “Signing Date”) (together with the schedules and exhibits thereto, as amended, supplemented or modified from time to time, the “Purchase Agreement”), by and among the Canadian Borrower, as parent, KDC/ONE Holdings (BVI) Inc., a British Virgin Islands company with company number 2027063 as the buyer (the “Buyer”), Clover Park 2 (BVI) Limited, a British Virgin Islands company with company number 1964064 (the “Target”) and Clover Park 1 (BVI) Limited, a British Virgin Islands company with company number 1964062, as the seller, the Buyer, a direct subsidiary of the Canadian Borrower, intends to acquire the Equity (as defined in the Purchase Agreement) in the Target (the “Acquisition”), and in connection therewith, the Borrowers will obtain Incremental Revolving Commitments and the US Borrower will obtain Incremental Term Loans and the proceeds of such Incremental Term Loans will be used, together with cash on hand, to finance the Acquisition (including any working capital and/or purchase price adjustments and the payment of all or a portion of the related transaction costs) (collectively, the “Transactions”).

WHEREAS, pursuant to Section 2.22(a)(i) of the Credit Agreement, the US Borrower wishes to increase the aggregate principal amount of the Initial Term Loans, and the Incremental Term Loan Lenders have agreed to provide Incremental Term Loans in an aggregate principal amount of US$300,000,000 and with the terms set forth in this Agreement and the Credit Agreement (the “Incremental Term Facility”) (it being understood that such Incremental Term Loans will, taken together with the Initial Term Loans made under the Credit Agreement on the Closing Date and on the Amendment No. 1 Closing Date, comprise a single Class of Term Loans under the Credit Agreement, having identical terms as set forth herein to the Initial Term Loans).

WHEREAS, pursuant to Section 2.22(a)(ii) of the Credit Agreement, the Borrowers wish to increase the aggregate amount of the Revolving Credit Commitments, and the Incremental Revolving Lenders have agreed to provide Incremental Revolving Commitments in an aggregate principal amount of US$50,000,000 and with the terms set forth in this Agreement and the Credit Agreement (the “Incremental Revolving Facility”, and together with the Incremental Term Facility, collectively, the “Incremental Facilities”) (it being understood that Loans made with respect to such Incremental Revolving Commitments will, taken together with the Revolving Loans made under the Credit Agreement on and since the Closing Date, comprise a single Class of Revolving Loans under the Credit Agreement, having identical terms as set forth herein to the Revolving Loans).

WHEREAS, pursuant to Sections 2.22(g) and 9.02(b) of the Credit Agreement, the Credit Agreement may be amended to give effect to the provisions of Section 2.22 of the Credit Agreement through an Incremental Amendment executed by the Borrowers, the Agent, each Incremental Term Loan Lender providing an Incremental Term Commitment (as defined below) and each Incremental Revolving Lender providing an Incremental Revolving Commitment.

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Credit Agreement shall, from the Amendment No. 3 Closing Date (as defined below), refer to the Credit Agreement as amended hereby.

SECTION 2. Incremental Term Loans and Incremental Revolving Commitments.

(a) Each Incremental Term Loan Lender party hereto severally agrees to make, on the Amendment No. 3 Closing Date, term loans (collectively, the “Incremental Term Loans”) in US Dollars to the US Borrower in an amount equal to the commitment amount set forth next to such Incremental Term Loan Lender’s name in Schedule 1 hereto under the caption “Incremental Term Commitment” (the “Incremental Term Commitment”) on the terms and subject solely to the conditions set forth in Section 6(a) of this Agreement. The Incremental Term Loan Lender’s Incremental Term Commitment shall terminate on the Amendment No. 3 Closing Date (immediately after giving effect to the Borrowing of Incremental Term Loans on such date). Incremental Term Loans borrowed under this Section 2 and subsequently repaid or prepaid may not be reborrowed. The US Borrower shall utilize the proceeds of the Incremental Term Loans made on the Amendment No. 3 Closing Date, together with cash on hand, to (i) finance the Acquisition (including any working capital and/or purchase price adjustments), (ii) pay interest, fees, premiums, expenses and other transaction costs in connection with the foregoing and (iii) for general corporate purposes.

(b) If the US Borrower requests to have the Incremental Term Loans be LIBO Rate Loans, the Agent and each Incremental Term Loan Lender party hereto hereby consents to an Interest Period for the Incremental Term Loans beginning on the Amendment No. 3 Closing Date and ending on the last day of the Interest Period then in effect with respect to the Initial Term Loans.

(c) Each Incremental Revolving Lender party hereto severally agrees to provide, on the Amendment No. 3 Closing Date, Revolving Credit Commitments (collectively, the “Incremental Revolving Commitments”) to (i) the US Borrower in US Dollars or (ii) the Canadian Borrower in US Dollars or Canadian Dollars, in each case, in an amount not to exceed the commitment amount set forth next to such Incremental Revolving Lender’s name in Schedule 2 hereto under the caption Incremental Revolving Commitment on the terms and subject solely to the conditions set forth in Section 6(b) of this Agreement. The Borrowers may utilize the proceeds of the Incremental Revolving Loans together with any drawing of Revolving Loans under the Credit Agreement (i) on the Amendment No. 3, Closing Date for general corporate purposes in an aggregate principal amount not to exceed $5 million and (ii) after the Amendment No. 3 Closing Date, to finance working capital needs and other general corporate purposes of the Borrowers and their respective subsidiaries.

SECTION 3. Amendments to Credit Agreement. The following amendments are made to the Credit Agreement to effect the foregoing:

(a) Section 1.01 of the Credit Agreement is amended to add the following new defined terms in the appropriate alphabetical order:

“Amendment No. 3” means the Incremental Amendment (Amendment No. 3 to Credit Agreement), dated as of January 23, 2020, among the Borrowers, Holdings, the Subsidiaries of the Borrowers party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Closing Date” has the meaning set forth in Amendment No. 3 and occurred on January 23, 2020.

“Amendment No. 3 Incremental Revolving Commitments” means the Incremental Revolving Commitments (as defined in Amendment No. 3) in an aggregate principal amount of US$50,000,000, provided to the Borrowers on the Amendment No. 3 Closing Date.

“Amendment No. 3 Incremental Term Loans” means the Incremental Term Loans (as defined in Amendment No. 3) in an aggregate principal amount of US$300,000,000, incurred by the US Borrower on the Amendment No. 3 Closing Date.

(b) The definition of “Canadian Revolving Loans” in Section 1.01 of the Credit Agreement is hereby amended by adding the words “; provided, that any loans made to the Canadian Borrower pursuant to the Amendment No. 3 Incremental Revolving Commitments shall be deemed to be Canadian Revolving Loans for all purposes hereunder” immediately after the words “pursuant to Section 2.01(a)(ii)(y)” contained therein.

(c) The definition of “Initial Term Loan Lender” in Section 1.01 of the Credit Agreement is hereby amended by inserting the words “or Amendment No. 3 Incremental Term Loans” after the words “2019 Incremental Term Loans” contained therein.

(d) The definition of “Initial Term Loans” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following definition:

“Initial Term Loans” means (a) the term loans made by the Initial Term Loan Lenders to the Borrowers pursuant to Section 2.01(a), (b) the 2019 Incremental Term Loans and (c) the Amendment No. 3 Incremental Term Loans. The aggregate principal amount of Initial Term Loans outstanding as of the Amendment No. 3 Closing Date (after giving effect to the making of the 2019 Incremental Term Loans and the Amendment No. 3 Incremental Term Loans) is $925,798,680.90.”

(e) The definition of “Revolving Credit Commitment” in Section 1.01 of the Credit Agreement is hereby amended by (1) deleting the words “Commitment Schedule” contained therein and replacing those words with “Schedule 2” to Amendment No. 3, (2) deleting the words “Closing Date” contained therein and replacing those words with “Amendment No. 3 Closing Date” and (3) deleting the words “US$75,000,000” contained therein and replacing those words with “US$125,000,000”.

(f) The definition of “Revolving Lenders” in Section 1.01 of the Credit Agreement is hereby amended by adding the words “; provided, that any Lender that holds Amendment No. 3 Incremental Revolving Commitments shall be deemed to be a Revolving Lender for all purposes hereunder” immediately after the words “outstanding Revolving Loan” contained therein.

(g) The definition of “Revolving Loans” in Section 1.02 of the Credit Agreement is hereby amended by adding the words “; provided, that any loans pursuant to the Amendment No. 3 Incremental Revolving Commitments shall be deemed to be Revolving Loans for all purposes hereunder” immediately after the words “Canadian Revolving Loans” contained therein.

(h) The definition of “US Revolving Loans” in Section 1.01 of the Credit Agreement is hereby amended by adding the words “; provided, that any loans made to the US Borrower pursuant to the Amendment No. 3 Incremental Revolving Commitments shall be deemed to be US Revolving Loans for all purposes hereunder” immediately after the words “pursuant to Section 2.01(a)(ii)(x)” contained therein.

(i) Section 5.11 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

Section 5.11 Use of Proceeds. The Borrowers shall use the proceeds of the Revolving Loans (i) on the Closing Date to (x) finance a portion of the Transactions (including original issue discount or upfront fees and the payment of Transaction Costs), any purchase price adjustments under the Share Purchase Agreement (including with respect to the amount of any cash, cash equivalents, marketable securities and/or working capital to be acquired) and capital expenditures, in the case of this clause (x), in each case, in an aggregate principal amount not to exceed US$7,500,000 and (y) for ordinary course working capital purposes and (ii) after the Closing Date, for ordinary course working capital purposes and other general corporate purposes of the Borrowers and their subsidiaries (including for capital expenditures, acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses, other Investments, Restricted Payments and any other purpose not prohibited by the terms of the Loan Documents). The Borrowers shall use the proceeds of the Swingline Loans made after the Closing Date to finance the working capital needs and other general corporate purposes of the Borrowers and their subsidiaries and any other purpose not prohibited by the terms of the Loan Documents. The Borrowers shall use proceeds of the Initial Term Loans to effect all or a portion of the Refinancing, finance all or a portion of the Transactions (including original issue discount or upfront fees, working capital and/or purchase price adjustments and the payment of Transaction Costs) and for general corporate purposes. No part of the proceeds of any Loan (including the 2019 Incremental Term Loans and Amendment No. 3 Incremental Term Loans) will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation U or X. The Borrowers shall use the proceeds of the 2019 Incremental Term Loans and the Amendment No. 3 Incremental Term Loans as permitted under Amendment No. 1 and Amendment No. 3, respectively. The Borrowers shall use the proceeds of the Incremental Term Loans (other than the 2019 Incremental Term Loans and the Amendment No. 3 Term Loans) for working capital, capital expenditures and other general corporate purposes of the Borrowers and their subsidiaries (including for Restricted Payments, Investments, Permitted Acquisitions and any other purpose not prohibited by the terms of the Loan Documents).

(j) Section 2.10(a)(i) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

Section 2.10(a)(i) The Borrowers hereby unconditionally promise to repay the Initial Term Loans made to them in US Dollars to the Administrative Agent for the account of each Initial Term Lender (A) commencing April 30, 2020, on the last Business Day of each April, July, October and January prior to the Initial Term Loan Maturity Date (each such date being referred to as an “Term Loan Installment Date”), in each case, in an amount equal to US$2,331,986.61 (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and repurchases in accordance with Section 9.05(g) or increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.22(a)) and (B) on the Initial Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the applicable Initial Term Loans outstanding on such date, together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

SECTION 4. (a) Terms of the Incremental Term Loans Generally. On the Amendment No. 3 Closing Date, after giving effect to the Incremental Term Loans hereunder, (i) each Incremental Term Loan Lender shall become a “Lender” and an “Initial Term Loan Lender” for all purposes of the Credit Agreement and the other Loan Documents and (ii) each Incremental Term Loan shall constitute a “Loan” and shall be deemed to be an “Initial Term Loan” for all purposes of the Credit Agreement and the other Loan Documents. The Incremental Term Loans shall be on identical terms as the Initial Term Loans made on the Closing Date, as contemplated hereby, and shall, together with the Initial Term Loans, constitute a single Class of Term Loans under the Credit Agreement. The parties hereto hereby consent to the incurrence of the Incremental Term Loans on the terms set forth herein. Upon the effectiveness of this Agreement, all conditions and requirements set forth in the Credit Agreement or the other Loan Documents relating to the incurrence of the Incremental Term Loans shall be deemed satisfied and the incurrence of the Incremental Term Loans shall be deemed arranged and consummated in accordance with the terms of the Credit Agreement and the other Loan Documents.

(b) Terms of the Incremental Revolving Commitments Generally. On the Amendment No. 3 Closing Date, after giving effect to the Incremental Revolving Commitments hereunder, (i) each Incremental Revolving Lender shall become a “Lender” and a “Revolving Lender” for all purposes of the Credit Agreement and the other Loan Documents, (ii) each Incremental Revolving Commitment shall constitute a “Revolving Credit Commitment” for all purposes of the Credit Agreement and the other Loan Documents and (iii) each Loan made pursuant to an Incremental Revolving Commitment shall constitute a “Loan” and shall be deemed to be a “Revolving Loan” for all purposes of the Credit Agreement and the other Loan Documents. The Incremental Revolving Commitments shall be on identical terms as the Revolving Credit Commitments made pursuant to the Credit Agreement, as in effect on the date hereof, and shall, together with the Revolving Credit Commitments in effect on the date hereof, constitute a single Class of Revolving Credit Commitments under the Credit Agreement. The Incremental Revolving Loans shall be on identical terms as the Revolving Loans made pursuant to the Credit Agreement, as in effect on the date hereof, and shall, together with the Revolving Loans in effect on the date hereof, constitute a single Class of Revolving Loans under the Credit Agreement. The parties hereto hereby consent to the incurrence of the Incremental Revolving Commitments and Incremental Revolving Loans on the terms set forth herein. Upon the effectiveness of this Agreement, all conditions and requirements set forth in the Credit Agreement or the other Loan Documents relating to the incurrence of the Incremental Revolving Commitments and Incremental Revolving Loans shall be deemed satisfied and the incurrence of the Incremental Revolving Commitments and Incremental Revolving Loans shall be deemed arranged and consummated in accordance with the terms of the Credit Agreement and the other Loan Documents.

(c) Letters of Credit and Swingline Loans. Upon the establishment of the Incremental Revolving Commitments on the date hereof, (i) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Incremental Revolving Lender, and each relevant Incremental Revolving Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Lender’s participations under the Credit Agreement in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including each Incremental Revolving Lender) (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans shall be held on a pro rata basis on the basis of their respective Revolving Credit Commitments after giving effect to the Incremental Revolving Commitments and (ii) the existing Revolving Lenders shall assign Revolving Loans to certain other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Commitments), and such other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Commitments) shall purchase such Revolving Loans, in each case, to the extent necessary so that all of the Revolving Lenders participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Revolving Credit Commitments after giving effect to the Incremental Revolving Commitments; it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in the Credit Agreement shall not apply to the transactions effected pursuant to this Section 4(c). The Issuing Banks and the Swingline Lender hereby consent to the assignments contemplated by this Section 4(c).

SECTION 5. Representations of the Borrower. After giving effect to this Agreement and subject to the Certain Funds Provision (as defined below), each of the Loan Parties represents and warrants that the representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents will be true in all material respects on and as of the Amendment No. 3 Closing Date; provided that (A) to the extent that any such representation or warranty expressly relates to an earlier date such representation or warranty will be true in all material respects as of such earlier date and (B) if such representation or warranty is qualified by or subject to a “material respects”, “material adverse effect”, “material adverse change” or similar term or qualification, such representation and warranty will be true in all respects; provided, further, that the representation and warranty set forth in Section 3.12 of the Credit Agreement shall be made with respect to Holdings and its subsidiaries (other than the Target).

SECTION 6. Conditions to the Amendment No. 3 Closing Date. This Agreement shall become effective as of the first date when (such date, the “Amendment No. 3 Closing Date”):

(a) With respect to the establishment of the Incremental Term Facility, the funding of the Incremental Term Loans and the consummation of the amendments relating to the Incremental Term Facility set forth in Section 3, each of the following conditions shall have been satisfied:

(i) the Incremental Lead Arrangers shall have received from the Agent, the Incremental Term Loan Lenders, the Incremental Revolving Lenders, the Borrowers and each other Loan Party, an executed counterpart hereof or other written confirmation (in form reasonably satisfactory to the Incremental Lead Arrangers) that such party has signed a counterpart hereof;

(ii) the Borrower Representative shall have delivered a Borrowing Request (with respect to the Incremental Term Loans) to the Agent at least one Business Day prior to the Amendment No. 3 Closing Date;

(iii) the Incremental Term Loan Lenders, Incremental Lead Arrangers and the Agent shall have received, at least three Business Days prior to the Amendment No. 3 Closing Date, (A) all documentation and other information about any Loan Party reasonably requested by any Incremental Term Loan Lender or any Incremental Lead Arranger in writing with respect to any Loan Party, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the AML Legislation and (B) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower, in each case, to the extent reasonably requested in writing by such Incremental Term Loan Lender, such Incremental Lead Arranger or the Agent, as applicable, at least ten Business Days prior to the Amendment No. 3 Closing Date;

(iv) prior to or substantially concurrently with the funding of the Incremental Term Loans, the Incremental Lead Arrangers and the Incremental Term Loan Lenders shall have received (A) all fees required to be paid by the Borrowers on the Amendment No. 3 Closing Date, pursuant to the Fee Letter, dated as of December 12, 2019, by and among the Borrowers and the Incremental Lead Arrangers (the “Fee Letter”) and (B) all reasonable and documented out-of-pocket expenses to be paid by the Borrowers to the Incremental Lead Arrangers and any Incremental Term Loan Lender on the Amendment No. 3 Closing Date for which reasonably detailed invoices have been delivered to the Borrower Representative at least three Business Days prior to the Amendment No. 3 Closing Date or such later date to which the Borrower Representative may agree, in each case, on or before the Amendment No. 3 Closing Date, which amounts may be offset against the proceeds of the Incremental Term Loans;

(v) the Incremental Lead Arrangers and the Agent shall have received (A) a certificate of each Loan Party, dated as of the Amendment No. 3 Closing Date and executed by a secretary, assistant secretary or other Responsible Officer (as the case may be) thereof, which shall (x) certify that attached thereto are (I) a true and complete copy of the certificate or articles of incorporation, formation or organization (or equivalent formation document) of such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party (or equivalent certification in the case of any Canadian Loan Party or Discretionary Guarantor), which certificate or articles of incorporation, formation or organization (or equivalent formation document) have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) since the date reflected thereon, (II) a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Amendment No. 3 Closing Date, which by-laws or operating, management, partnership or similar agreement are in full force and effect and (III) a true and complete copy of the resolutions or written consents, as applicable, of its board of directors, board of managers, members or other applicable governing body authorizing the execution, delivery and performance of this Agreement and, in the case of the Borrowers, the borrowings hereunder, which resolutions or written consents have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (y) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of such Loan Party authorized to sign this Agreement on the Amendment No. 3 Closing Date and (B) a good standing (or equivalent) certificate as of a recent date for such Loan Party from its jurisdiction of organization;

(vi) the Incremental Lead Arrangers (or its counsel), the Incremental Term Lenders and the Agent shall have received, on behalf of the Agent and the Incremental Term Loan Lenders, a customary written opinion of (A) Weil, Gotshal & Manges LLP, counsel to the US Loan Parties, dated the Amendment No. 3 Closing Date and addressed to the Agent and the Incremental Term Loan Lenders and (B) Fasken Martineau DuMoulin LLP, counsel to the Canadian Loan Parties, dated the Amendment No. 3 Closing Date and addressed to the Agent and the Incremental Term Loan Lenders;

(vii) prior to, or substantially concurrently with, the initial funding of the Incremental Term Facility, the Acquisition shall be consummated in all material respects in accordance the terms of the Purchase Agreement, after giving effect to any modifications, amendments, consents or waivers thereto, other than those modifications, amendments, consents or waivers by the Borrowers that are materially adverse to the interests of the Incremental Term Loan Lenders in their capacities as such, unless consented to in writing by the Incremental Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned; it being understood and agreed that (A) any changes to the definition of Material Adverse Effect (as defined in the Purchase Agreement) shall be deemed materially adverse, (B) any reduction in the purchase price of less than 10.0% or in accordance with the Purchase Agreement (including pursuant to any working capital adjustment provision set forth in the Purchase Agreement) shall be deemed not to be materially adverse, (C) any other reduction in the purchase price shall be deemed not to be materially adverse so long as such decrease is allocated first to reduce the cash contributions of the Buyer (with all such contributions to be in the form of (x) common equity, (y) “qualified” preferred equity or (z) other preferred equity or other instruments having terms reasonably acceptable to the Incremental Lead Arrangers, such cash contributions the “Equity Contribution”) to $371,000,000, with any excess allocated to reduce the Equity Contribution and the Incremental Term Facility on a pro rata, dollar-for-dollar basis, and (D) any increase in the purchase price shall be deemed not to be materially adverse so long as such increase is funded by an increase in the Equity Contribution or amounts available to be drawn under the Incremental Revolving Facility on the Amendment No. 3 Closing Date;

(viii) the representations made by or with respect to the Target and its subsidiaries in the Purchase Agreement as are material to the interests of the Incremental Term Loan Lenders shall be true and correct on and as of the Amendment No. 3 Closing Date (but only to the extent that the Borrower Representative or its Affiliates has the right (taking into account any applicable cure provisions) to terminate its (or their) obligations under the Purchase Agreement or decline to consummate the Acquisition without liability as a result of a breach of such representations); provided, that, to the extent that such representations specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period;

(ix) the Specified Representations shall be true and correct in all material respects on and as of the Amendment No. 3 Closing Date; provided, that, to the extent that such representations and warranties specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period; provided, further, that each reference to “Closing Date” set forth in the definition of “Specified Representations” shall, for the purposes of this clause (ix), be a reference to the Amendment No. 3 Closing Date; provided, further, that the representation and warranty set forth in Section 3.12 of the Credit Agreement shall be made as of the Amendment No. 3 Closing Date with respect to Holdings and its subsidiaries; provided, further, that each reference to “Closing Date” set forth in Section 3.12 of the Credit Agreement shall, for the purposes of this clause (ix), be a reference to the Amendment No. 3 Closing Date;

(x) the Incremental Lead Arrangers and the Agent shall have received a certificate, duly executed by a Responsible Officer of the Borrower Representative, certifying as to (i) the satisfaction of the conditions referred to in clauses (viii) and (ix) of this Section 6(a) and (ii) that no Event of Default under clauses (a), (f) and (g) of Section 7.01 of the Credit Agreement shall have occurred and be continuing as of the Signing Date, after giving effect to the Transactions;

(xi) the Incremental Lead Arrangers and the Agent shall have received a solvency certificate substantially in the form of Exhibit N to the Credit Agreement from the chief financial officer (or other officer with reasonably equivalent duties) of Holdings (or, at the option of the US Borrower, a third party opinion as to the solvency of the Borrowers and their respective subsidiaries on a consolidated basis issued by a nationally recognized firm), certifying that Holdings and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent;

(xii) prior to or substantially concurrently with the funding of the Incremental Term Loans hereunder, the indebtedness of the Target incurred under that certain Credit and Guaranty Agreement, dated as of December 29, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Target, the other borrowers from time to time party thereto, the guarantors from time to time party thereto the lenders from time to time party thereto and CIT Bank, N.A., as administrative agent, shall be repaid in full and all commitments to extend credit thereunder will be terminated and any security interests and guarantees in connection therewith shall be terminated and/or released (or arrangements for such repayment, termination and release shall have been made);

(xiii) prior to or substantially concurrently with the initial funding of the Incremental Term Loans hereunder, (A) the Buyer shall have received the Equity Contribution (to the extent not otherwise applied to the Transactions) and (B) the Borrower Representative shall have contributed cash on hand on the terms set forth in the Purchase Agreement.

(xiv) since the date of the Purchase Agreement, there has not been any Material Adverse Effect (as defined in the Purchase Agreement);

(xv) the Incremental Lead Arrangers shall have received:

(A) the audited consolidated balance sheets of the Target and its subsidiaries for the fiscal years ended March 31, 2019 and March 31, 2018, and the related audited consolidated statements of income and cash flows for such fiscal years then-ended; and

(B) the unaudited consolidated balance sheet of the Target and its subsidiaries for the fiscal quarter ended September 30, 2019, and the related unaudited consolidated statements of income and cash flow for such fiscal quarters then-ended;

provided, that no financial statement or pro forma financial statement will be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)); and

(xvi) subject to the Certain Funds Provision, the Agent shall have received all documents and instruments required to create and perfect the Agent’s security interest in the Collateral shall have been executed by the Borrowers and the Guarantors, as applicable, and delivered to the Agent and, if applicable, be in proper form for filing.

(b) With respect to the establishment of the Incremental Revolving Facility and the consummation of the amendments relating to the Incremental Revolving Facility, Letters of Credit and Swingline Loans set forth in Section 3, each of the following conditions shall have been satisfied:

(i) the Incremental Lead Arrangers shall have received from the Agent, the Incremental Term Loan Lenders, the Incremental Revolving Lenders, the Borrowers and each other Loan Party, an executed counterpart hereof or other written confirmation (in form reasonably satisfactory to the Incremental Lead Arrangers) that such party has signed a counterpart hereof;

(ii) the Incremental Revolving Lenders, the Incremental Lead Arrangers and the Agent shall have received, at least three business days prior to the Amendment No. 3 Closing Date, (A) all documentation and other information about any Loan Party reasonably requested by any Incremental Revolving Lender or any Incremental Lead Arranger in writing with respect to any Loan Party, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the AML Legislation and (B) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower, in each case, to the extent reasonably requested in writing by such Incremental Revolving Lender or such Incremental Lead Arranger, as applicable, at least ten business days prior to the Amendment No. 3 Closing Date;

(iii) prior to or substantially concurrently with the establishment of the Incremental Revolving Commitments hereunder, the Incremental Lead Arrangers and the Incremental Revolving Lenders shall have received (A) all fees required to be paid by the Borrowers on the Amendment No. 3 Closing Date, pursuant to the Fee Letter and (B) all reasonable and documented out-of-pocket expenses to be paid by the Borrower Representative to the Incremental Lead Arrangers, and any Incremental Revolving Lender on the Amendment No. 3 Closing Date for which reasonably detailed invoices have been delivered to the Borrower Representative at least three Business Days prior to the Amendment No. 3 Closing Date or such later date to which the Borrower Representative may agree, in each case, on or before the Amendment No. 3 Closing Date, which amounts may be offset against the proceeds of the Incremental Term Loans;

(iv) the Incremental Lead Arrangers and the Agent shall have received (A) a certificate of each Loan Party, dated as of the Amendment No. 3 Closing Date and executed by a secretary, assistant secretary or other Responsible Officer (as the case may be) thereof, which shall (x) certify that attached thereto are (I) a true and complete copy of the certificate or articles of incorporation, formation or organization (or equivalent formation document) of such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party (or equivalent certification in the case of any Canadian Loan Party or Discretionary Guarantor), which certificate or articles of incorporation, formation or organization (or equivalent formation document) have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) since the date reflected thereon, (II) a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Amendment No. 3 Closing Date, which by-laws or operating, management, partnership or similar agreement are in full force and effect and (III) a true and complete copy of the resolutions or written consents, as applicable, of its board of directors, board of managers, members or other applicable governing body authorizing the execution, delivery and performance of this Agreement and, in the case of the Borrowers, the borrowings hereunder, which resolutions or written consents have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (y) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of such Loan Party authorized to sign this Agreement on the Amendment No. 3 Closing Date and (B) a good standing (or equivalent) certificate as of a recent date for such Loan Party from its jurisdiction of organization;

(v) the Incremental Lead Arrangers (or its counsel), the Incremental Revolving Lenders and the Agent shall have received, on behalf of the Agent and the Incremental Revolving Lenders, a customary written opinion of (A) Weil, Gotshal & Manges LLP, counsel to the US Loan Parties, dated the Amendment No. 3 Closing Date and addressed to the Agent and the Incremental Revolving Lenders and (B) Fasken Martineau DuMoulin LLP, counsel to the Canadian Loan Parties, dated the Amendment No. 3 Closing Date and addressed to the Agent and the Incremental Revolving Lenders;

(vi) the Agent shall have received all documents and instruments required to create and perfect the Agent’s security interest in the Collateral shall have been executed by the Borrowers and the Guarantors, as applicable, and delivered to the Agent and, if applicable, be in proper form for filing.

(d) Notwithstanding anything to the contrary in this Agreement (this clause (c), the “Certain Funds Provision”):

(i) the only conditions to the commitments under the Incremental Term Facility and the availability and funding of the Incremental Term Loans on the Amendment No. 3 Closing Date are those set forth in Section 6(a) and upon satisfaction (or waiver by the Incremental Lead Arrangers) of such conditions, the Incremental Lead Arrangers will execute and deliver this Agreement and the initial funding of the Incremental Term Loans shall occur; it being understood and agreed that (A) there are no other conditions (implied or otherwise) to the commitments under the Incremental Term Facility or to the availability and funding of the Incremental Term Loans on the Amendment No. 3 Closing Date, including compliance with the terms of this Agreement or the Fee Letter (other than the conditions set forth in Section 6(a)) and (B) notwithstanding any other provision of this Agreement to the contrary, none of the availability and funding of all or any portion of the Incremental Revolving Facility or satisfaction or waiver of any of the conditions with respect to either the Incremental Revolving Facility, whether set forth in Section 6(a) or otherwise, shall be a condition to the commitments in respect of the Incremental Term Facility or the availability and funding of the Incremental Term Loans;

(ii) the only representations and warranties the accuracy of which shall be a condition to the availability and funding of the Incremental Term Facility on the Amendment No. 3 Closing Date shall be the representations and warranties set forth in Sections 6(a)(viii) and 6(a)(ix); and

(iii) the terms of this Agreement and any closing deliverables shall be in a form such that they do not impair the availability or funding of the Incremental Term Facility on the Amendment No. 3 Date if the conditions set forth in Section 6(a) are satisfied (or waived by the Incremental Lead Arrangers) (it being understood that, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Amendment No. 3 Closing Date after the Borrower Representative’s or its applicable subsidiaries use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Incremental Term Facility on the Amendment No. 3 Closing Date, but instead shall be required to be provided and/or delivered within the time periods set forth in Section 5.12 of the Credit Agreement, as such period may be extended by the Agent in its sole discretion), pursuant to arrangements to be mutually agreed by the parties hereto acting reasonably.

SECTION 7. Governing Law.

(a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, THAT THE GOVERNING LAW OF PURCHASE AGREEMENT SHALL GOVERN IN DETERMINING WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE PURCHASE AGREEMENT (IN EACH CASE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION).

(b) The jurisdiction and waiver of jury trial provisions in Sections 9.10(b), 9.10(c), 9.10(d) and 9.11 of the Credit Agreement are hereby incorporated by reference into this Agreement and shall apply, mutatis mutandis, to this Agreement.

SECTION 8. Confirmation of Guarantees and Security Interests. By signing this Agreement, each Loan Party hereby confirms that (a) the obligations of the Loan Parties under the Credit Agreement as modified or supplemented hereby (including with respect to the Incremental Term Loans and Incremental Revolving Commitments) contemplated by this Agreement) and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Credit Agreement, the Loan Guaranty, the Security Agreements and the other Loan Documents, (ii) constitute “Obligations” and “Secured Obligations” as such terms are defined in the Credit Agreement, subject to the qualifications and exceptions described therein, (iii) notwithstanding the effectiveness of the terms hereof, the Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (b) each Incremental Term Loan Lender and each Incremental Revolving Lender shall be a “Secured Party” and a “Lender” (including without limitation for purposes of the definition of “Required Lenders” contained in Section 1.01 of the Credit Agreement) for all purposes of the Credit Agreement and the other Loan Documents. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to the Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Secured Obligations as increased hereby, as contemplated by this Agreement.

SECTION 9. Credit Agreement Governs. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend, novate or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 10. Waiver. Neither the Agent nor any of its Affiliates shall be liable to the Borrowers, any other Loan Party, any Incremental Term Loan Lender, any Incremental Revolving Lender or any of their respective Affiliates, equity holders or debt holders for any losses, costs, damages or liabilities incurred, directly or indirectly, as a result of the Agent, or any of their respective Affiliates, taking any action in accordance with the terms of the Credit Agreement and this Agreement, as applicable, except to the extent the Agent or its Affiliates would be liable for such losses, costs, damages or liabilities pursuant to the terms of the Credit Agreement.

SECTION 11. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Borrowers, the other Loan Parties, the Agent, the Incremental Term Loan Lender and the Incremental Revolving Lender signatory hereto on the date hereof and when the Incremental Lead Arrangers have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” or similar attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 12. Miscellaneous. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The provisions of this Agreement are deemed incorporated into the Credit Agreement as if fully set forth therein. To the extent required by the Credit Agreement, each of the Borrowers and the Agent hereby consent to each Incremental Term Loan Lender and each Incremental Revolving Lender that is not a Lender as of the date hereof becoming a Lender under the Credit Agreement on the Amendment No. 3 Closing Date. For only the purpose of Section 9.05 of the Credit Agreement, the US Borrower, hereby consents to the assignments by UBS AG, Stamford Branch, in its capacity as an Incremental Term Loan Lender under this Agreement, in a manner otherwise in accordance with the Credit Agreement (as amended by this Agreement), of the Incremental Term Loans made by it on the Amendment No. 3 Closing Date solely to the institutions and solely in the amounts previously agreed upon by the Incremental Lead Arrangers and the US Borrower, and the Agent hereby waives the payment of any processing and recordation fee otherwise payable under Section 9.05(b)(ii)(C) in connection with such assignments. Notwithstanding anything to the contrary contained herein, this Section 12 shall not operate to consent to any assignment to a Disqualified Institution and any such assignment by UBS AG, Stamford Branch to a Disqualified Institution shall be prohibited and subject to the same remedies as set forth in Section 9.05(f) of the Credit Agreement.

SECTION 13 Mortgage Amendments. With respect to each existing Mortgage, not later than 90 days after the Amendment No. 3 Closing Date (or such longer period as may be agreed by the Agent acting reasonably), the Borrowers shall cause the applicable Loan Parties to deliver to the Agent (a) an executed modification to each existing Mortgage, in form and substance reasonably satisfactory to the Agent, modifying any maximum secured amount stated therein and confirming that the Lien of such Mortgage secures the Incremental Term Loans and Loans made pursuant to the Incremental Revolving Commitments and otherwise ratifying and confirming the Lien of such Mortgage, and (b) a date down endorsement (or, to the extent not available in the applicable jurisdiction, a modification endorsement) to the applicable existing title insurance policy, in form and substance reasonably satisfactory to the Agent; provided that the Borrowers may, in lieu of (a) and (b), deliver to the Agent written or e-mail confirmation from local counsel in the jurisdiction in which the applicable Material Real Estate Asset is located substantially to the effect that the existing Mortgage secures the Incremental Term Loans and Loans made pursuant to the Incremental Revolving Commitments and no modification needs to be recorded to ensure the continuation of the Lien or to ensure the priority of the Lien of such Mortgage is not adversely affected.

SECTION 14 Additional Amendments. Notwithstanding the foregoing, this Agreement may be amended or supplemented by an agreement or agreements in writing, solely with the consent of the Incremental Lead Arrangers, Holdings and the Borrowers, without the need to obtain the consent of any other Lender, to implement the “market flex” provisions set forth in the Fee Letter, and such amendment shall become effective without any further action or the consent of any other party to any Loan Document; provided, however, that the if the Requisite Incremental Lead Arrangers (as defined in the Fee Letter) at any time or from time to time on or prior to the earlier of (x) the achievement of a Successful Syndication (as defined in the Fee Letter) with respect to the Incremental Term Facility and (y) the expiration of the Syndication Period (as defined in the Commitment Letter referenced in the Fee Letter) propose to effect the changes contemplated by such “market flex” provisions, Holdings and the Borrowers shall enter into such amendment within fifteen (15) Business Days (or such longer period as may be agreed by the Requisite Lead Arrangers) from the date of delivery to the Borrowers of a draft amendment reflecting the applicable “market flex” provisions permitted to be exercised under the Fee Letter; provided, that the Requisite Lead Arrangers shall use reasonable best efforts to effectuate any such amendment in a timely manner and such period may be extended as reasonably agreed among the Borrower and the Requisite Lead Arrangers. The Borrowers and Holdings hereby acknowledge that failure to enter into such an amendment or amendments pursuant to this Section 14 constitutes an Event of Default under Section 7.01 of the Credit Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDINGS:

KNOWLTON DEVELOPMENT HOLDCO, INC.

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Chief Financial Officer

BORROWERS:

KDC US HOLDINGS, INC.

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Chief Financial Officer

KNOWLTON DEVELOPMENT CORPORATION INC.

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Chief Financial Officer

[Signature Page – Amendment No. 3 to Credit Agreement]

GUARANTORS:

BENCHMARK COSMETIC LABORATORIES, INC.

THIBIANT INTERNATIONAL, INC.

AROMAIR FINE FRAGRANCE COMPANY

CHEMAID LABORATORIES, INC.

KDC US FINCO, INC.

KOLMAR LABORATORIES, INC.

NORTHERN LABS, INC.

TRI-TECH LABORATORIES, LLC

ACUPAC PACKAGING, INC.

KDC/ONE EUROPE

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Chief Financial Officer

KDC/ONE SWALLOWFIELD LIMITED SWALLOWFIED INC. SWALLOWFIED CONSUMER PRODUCTS LIMITED

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Director

[Signature Page – Amendment No. 3 to Credit Agreement]

UBS AG, STAMFORD BRANCH, as Agent, Incremental Term Loan Lender, Incremental Revolving Lender, Swingline Lender and Issuing Bank

By:	/s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

By:	/s/ Anthony Joseph
Name: Anthony Joseph
Title: Associate Director

[Signature Page – Amendment No. 3 to Credit Agreement]

JEFFERIES FINANCE LLC, as Incremental Revolving Lender, Lender and Issuing Bank

By:	/s/ Brian Buoye
Name: Brian Buoye
Title: Managing Director

[Signature Page – Amendment No. 3 to Credit Agreement]

SCHEDULE 1

Incremental Term Commitment

Name of Incremental Term Loan Lender	Incremental Term Commitment
UBS AG, STAMFORD BRANCH	$3000,000,000
TOTAL: US$300,000,000

SCHEDULE 2

Incremental Revolving Commitments

Name of Incremental Revolving Lender	Initial Revolving Credit Commitment		Incremental Revolving Commitment		Total Revolving Credit Commitment
UBS AG, STAMFORD BRANCH	US$	20,000,000		$30,000	US$	50,000,000
JEFFERIES FINANCE LLC	US$	10,000,000		$20,000	US$	30,000,000
EXPORT DEVELOPMENT CANADA	US$	25,000,000.00		N/A	US$	25,000,000.00
MIDCAP FINANCIAL TRUST	US$	8,920,000.00		N/A	US$	8,920,000.00
APOLLO INVESTMENT CORPORATION	US$	6,020,000.00		N/A	US$	6,020,000.00
APOLLO TACTICAL VALUE SPN INVESTMENTS, L.P.	US$	2,860,000.00		N/A	US$	2,860,000.00
APOLLO CENTRE STREET PARTNERSHIP, L.P.	US$	1,440,000.00		N/A	US$	1,440,000.00
APOLLO MOULTRIE CREDIT FUND, L.P.	US$	760,000.00		N/A	US$	760,000.00

TOTAL	US$	75,000,000.00	US$	50,000,000	US$	125,000,000